GUARANTY

                  GUARANTY, dated _______________, 1997, (the "Guaranty"), given by STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation (the "Guarantor"), and extended to CARL MASSARO (the "Creditor"), for the benefit of AJAX MANUFACTURING COMPANY, a New Jersey corporation (the "Debtor").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to a Stock Purchase and Redemption Agreement (the "Stock Purchase Agreement") by and among Guarantor and Creditor of even date herewith, Debtor is the Maker of a non-negotiable promissory note, payable to Creditor, in the principal amount of _______________ ($_________) Dollars (the "Note"); and

                  WHEREAS, without this Guaranty, the Creditor would be unwilling to accept the Note as partial payment of the Purchase Price under the Stock Purchase Agreement, and the parties, therefore, would be unable to consummate the transactions contemplated by the Stock Purchase Agreement; and

                  WHEREAS, Guarantor has agreed to guarantee to Creditor the payment of the Note.

                  NOW THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor agrees as follows:

                  1. The Guarantor absolutely and unconditionally guarantees the payment when due, upon maturity, acceleration or otherwise, of any and all indebtedness of the Debtor to the Creditor under the Note. The Guarantor further agrees to pay any and all reasonable expenses which may be incurred or paid by Creditor in enforcing its rights under this Guaranty, including, but not limited to, all reasonable attorneys' fees and costs and court costs. Guarantor shall render reasonable assistance to Creditor in his efforts to collect the indebtedness due to Creditor under the Note, and shall not during the course of such collection efforts sell, transfer, or otherwise dispose of any of the assets of Guarantor so as to impair its ability to perform under this Guaranty.

                  2. This Guaranty is and shall be construed to be an absolute guaranty of collection, regardless of the present and future composition of Debtor. All of the Debtor's indebtedness under the Note to which this Guaranty applies, shall be conclusively presumed to have been created in reliance hereon.

                  3. The Guarantor agrees that the Creditor may, in his sole discretion, without notice or demand (except as shall be required by applicable statute), and without affecting or impairing Guarantor's liability hereunder, from time to time (a) renew, compromise, extend, increase, accelerate, or otherwise change the time for payment of, or otherwise change the terms of any obligation of Debtor under the Note (or any part thereof), including an increase or decrease of the rate of interest thereon,


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

(b) take and hold security for the payment of any such obligations and exchange, enforce, waive, and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Creditor in his sole discretion may determine, and (d) release or substitute any one or more endorsers, guarantors, or other obligors.

                  4. Payment of any amounts owed to the Guarantor by the Debtor are hereby subordinated in right of payment to the payment in full of the Debtor's obligations under the Note; and after the occurrence and during the continuance of an Event of Default (as defined in the Note), such subordinate obligations of the Debtor to the Guarantor, if the Creditor so requests, shall be collected, enforced, and received by the Guarantor as trustee for the Creditor and be paid over to the Creditor on account of such obligations of the Debtor to the Creditor under the Note, but without affecting or impairing in any manner the liability of the Guarantor under this Guaranty. Any instruments now or hereafter evidencing any such obligations of the Debtor to the Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if the Creditor so requests, shall be delivered to the Creditor.

                  5. The Guarantor represents that (i) it is duly authorized and empowered to execute and deliver this Guaranty in favor of the Creditor and (ii) at the time of the execution and delivery of this Guaranty, nothing exists to impair the effectiveness of the obligations of the Guarantor to the Creditor hereunder, or the immediate taking effect of this Agreement between


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

the Guarantor and the Creditor with respect to becoming a guarantor of all indebtedness owed by the Debtor to the Creditor under the Note.

                  6. This Guaranty and the liability and obligations of the Guarantor hereunder are binding upon the Guarantor, its successors and assigns, and inures to the benefit of and is enforceable by the Creditor and his heirs, transferees and assigns, except as enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law.)

                  7. No right or power of the Creditor hereunder shall be deemed to have been waived by any act or conduct on the part of the Creditor, or by any neglect to exercise such right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Creditor.

                  8. This Guaranty shall be deemed to be made under and shall be governed by the internal laws of the State of New York in all respects, including matters of construction, validity, and performance, without regard to conflict of laws principles. The terms and provisions hereof may not be waived, altered, modified, or amended except in writing duly signed by the Creditor and by the Guarantor.


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

                  9. The Guarantor agrees and consents to the exclusive jurisdiction of any Court of competent jurisdiction in the State of New York, or in such other state as the Creditor may select in his sole discretion, in any and all actions and proceedings arising hereunder or pursuant hereto, and irrevocably agrees to service of process by certified mail, return receipt requested, to the Guarantor's address set forth herein, or such address as may appear in the Creditor's records.

                  10. If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of the State of New York, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                  11. All rights and remedies of the Creditor hereunder are cumulative and not alternative.

                  12. This Guaranty shall terminate upon the expiration of the applicable bankruptcy preference period immediately following the payment in full of all indebtedness of the Debtor to the Creditor under the Note.

                  13. Anything contained herein to the contrary notwithstanding, this Guaranty and the rights of the Creditor hereunder are subject to subordination pursuant to Section 9.3 of the Stock Purchase Agreement.


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

                  IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty on the date first above written.

                                                 STANDARD AUTOMOTIVE CORPORATION

                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

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